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                                                            EXHIBIT 1-A(8)(a)(2)


                                 AMENDMENT NO. 1


         Amendment to the Participation Agreement among The American Franklin Life Insurance Company (the "Company"), Variable Insurance Products Fund (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated July 18, 1991 (the "Agreement").

         WHEREAS, each of the parties is desirous of expanding the ability of Company to participate in the qualified markets, the Company, the Underwriter and the Fund hereby agree to amend the Agreement by deleting from Section 1.4 the reference to Section 2.12 and by deleting Section 2.12 in its entirety.

         In witness whereof, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of November 1, 1991.



THE AMERICAN FRANKLIN                         FIDELITY DISTRIBUTORS CORPORATION
LIFE INSURANCE COMPANY



By:                                           By:
    -----------------------------                 -----------------------------



Name:  Robert M. Beuerlein                    Name: Roger T. Servison
      ---------------------------                   ---------------------------

Title:  Executive Vice President              Title:  President
       --------------------------                    --------------------------




VARIABLE  INSURANCE PRODUCTS FUND



By:
    -----------------------------



Name:  J. Gary Burkhead
      ---------------------------

Title:   Senior Vice President
       --------------------------